UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2010

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 7, 2010, the Board of Directors (the “Board”) of IDT Corporation (the “Registrant” or the “Company”) voted to increase the size of the Company’s Board from five to six members.  The Board further voted to elect W. Wesley Perry to fill the vacancy.  Mr. Perry accepted such appointment on September 13, 2010.  There are no arrangements or understandings between Mr. Perry and any other person pursuant to which Mr. Perry was appointed to the Board.  Mr. Perry was not elected to any committees of the Board.

The following transactions are deemed to be related person transactions with the Registrant according to Item 404(a) of Regulation S-K:  (i) In January 2008, Mr. Perry sold a portion of his interest in EGL Oil Shale LLC to the Registrant for a cash payment of $632,400 and (ii) In April 2010, Mr. Perry purchased a 0.2% interest in Genie Energy Corporation, the Registrant’s subsidiary, for $400,000.

Mr. Perry has served as Chairman of the board of directors of Genie Energy Corporation, a subsidiary of the Registrant, since September 2009.  Mr. Perry owns and operates S.E.S. Investments, Ltd., an oil and gas investments company since 1993. He has served as CEO of EGL Resources, Inc. since July 2008 and served as its President from 2003 to July 2008.  Mr. Perry has been a director of United Trust Group (OTC:UTGN) since June 2001 and has served on its Audit Committee since June 2002. Mr. Perry is currently the Chairman of the United Trust Group’s Audit Committee. He has served as a director of American Capitol Insurance Company and Texas Imperial Life Insurance Company since 2006. He served as a director of Western National Bank from 2005 to 2009. Mr. Perry served as an at-large councilperson on the Midland City Council from 2002 to 2008. He is currently the Mayor of Midland, Texas, elected in November 2007. He is the President of the Milagros Foundation, a board member of the Abel-Hangar Foundation and a director of the River Foundation. He has a Bachelor of Science degree in Engineering from University of Oklahoma.

(e) On September 7, 2010, the Compensation Committee of the Board, as part of its review of compensation of all executive officers of the Registrant, approved a cash bonus award of $375,000 for fiscal 2010 performance to Howard S. Jonas, the Company’s Chairman of the Board and Chief Executive Officer.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ Howard S. Jonas
Name:	Howard S. Jonas
Title:	Chairman and Chief Executive Officer

Dated: September 13, 2010

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